Asset Backed Securities Portfolio Analysis

Credit Suisse First Boston

ABSC 2005-HE4

1,069 records

Balance: 214,932,113

Silent Seconds

							% of
			% Loans by	Weighted	Weighted	Weighted	Owner
	Number Of	Aggregate Remaining	Remaining	Average	Average	Average	Occupied
Debt-to-Income	Loans	Principal Balance	Principal Balance	FICO	LTV	Coupon	By Balance
0.01 - 5.00	1	$165,600.00	0.08%	577	80.00%	6.875%	100.00%
5.01 - 10.00	2	209,662.81	0.10	526	78.40	8.325	100.00
15.01 - 20.00	11	1,465,234.72	0.68	620	80.75	6.981	100.00
20.01 - 25.00	26	4,351,823.55	2.02	656	80.45	6.809	95.92
25.01 - 30.00	69	11,783,319.51	5.48	658	80.04	6.758	99.27
30.01 - 35.00	107	19,472,700.08	9.06	654	78.72	6.758	100.00
35.01 - 40.00	199	38,016,070.36	17.69	652	80.36	6.726	98.66
40.01 - 45.00	278	57,586,458.51	26.79	662	80.28	6.756	99.11
45.01 - 50.00	364	79,780,045.52	37.12	657	80.56	6.730	98.82
50.01 - 55.00	11	1,997,585.63	0.93	632	77.26	6.267	100.00
55.01 - 60.00	1	103,612.00	0.05	594	80.00	5.000	100.00
Total:	1,069	$214,932,112.69	100.00%	657	80.22%	6.740%	98.96%
Min: 2.65
Max: 55.39
WA: 41.41

							% of
			% Loans by	Weighted	Weighted	Weighted	Owner
	Number Of	Aggregate Remaining	Remaining	Average	Average	Average	Occupied
Fico Scores	Loans	Principal Balance	Principal Balance	FICO	LTV	Coupon	By Balance
501 - 525	21	$2,478,457.54	1.15%	513	76.59%	8.872%	100.00%
526 - 550	28	2,784,180.58	1.30	538	77.81	8.630	100.00
551 - 575	45	6,574,712.60	3.06	563	83.09	7.853	100.00
576 - 600	107	14,845,791.85	6.91	590	80.65	6.927	97.20
601 - 625	156	26,992,514.72	12.56	612	80.60	6.607	100.00
626 - 650	199	40,485,234.37	18.84	639	80.81	6.686	98.38
651 - 675	227	50,825,134.28	23.65	663	79.95	6.646	99.35
676 - 700	122	29,990,082.83	13.95	687	79.43	6.595	98.48
701 - 725	90	20,774,358.72	9.67	713	80.04	6.610	98.24
726 - 750	41	10,067,545.96	4.68	739	80.24	6.613	100.00
751 - 775	25	7,016,849.94	3.26	758	79.92	6.560	100.00
776 - 800	7	1,929,249.30	0.90	786	80.00	6.476	100.00
801 - 825	1	168,000.00	0.08	816	80.00	7.150	100.00
Total:	1,069	$214,932,112.69	100.00%	657	80.22%	6.740%	98.96%
Minimum FICO: 501
Maximum FICO: 816
WA FICO: 657

Disclaimer:This material is provided to you solely for informational purposes, is intended for your use only and does not constitute an offer or commitment, a solicitation of an offer or commitment, or any advice or recommendation, to enter into or conclude any transaction (whether on the indicative terms shown or otherwise). This material has been prepared by CSFB based on assumptions and parameters determined by it in good faith. It is important that you (recipient) understand that those assumptions and parameters are not the only ones that might reasonably have been selected or that could apply in connection with the preparation of these materials or an assessment of the transaction described above. A variety of other or additional assumptions or parameters, or other market factors and other considerations, could result in different contemporaneous good faith analyses or assessment of the transaction described above. Past performance should not be taken as an indication or guarantee of future performance, and no representation or warranty, express or implied is made regarding future performance. Opinions and estimates may be changed without notice. The information set forth above has been obtained from or based upon sources believed by CSFB to be reliable, but CSFB does not represent or warrant its accuracy or completeness. This material does not purport to contain all of the information that an interested party may desire. In all cases, interested parties should conduct their own investigation and analysis of the transaction(s) described in these materials and of the data set forth in them. Each person receiving these materials should make an independent assessment of the merits of pursuing a transaction described in these materials and should consult their own professional advisors. CSFB may, from time to time, participate or invest in other financing transactions with the issuers of the securities referred to herein, perform services for or solicit business from such issuers, and/or have a position or effect transactions in the securities or derivatives thereof. Structured securities are complex instruments, typically involve a high degree of risk and are intended for sale only to sophisticated investors who are capable of understanding and assuming the risks involved. The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the credit quality of any issuer or reference issuer. Any investor interested in purchasing a structured product should conduct its own investigation and analysis of the product and consult with its own professional advisers as to the risks involved in making such a purchase.

Credit Suisse First Boston

Apr 15, 2005 14:29

11 Madison Avenue

New York, New York 10010

www.csfb.com